Exhibit 32.1

Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 by the Company (the “Report”), the undersigned as Chief Executive Officer of the Company, hereby, certifies that pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934:
(ii)	and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Louis Slaughter
Name: Louis Slaughter
Chief Executive Officer
Date: November 29, 2004

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